EXHIBIT 10.2

CLEARVIEW ACQUISITIONS, INC.

Subject the exceptions below, the undersigned hereby agrees that for a period commencing on the date hereof and expiring 18 months (the “Lock-Up Period”) from the consummation of the merger contemplated by the Agreement made and entered into on January 28, 2009, among Clearview Acquisitions, Inc. (the “Parent”), Helix Wind Acquisition Corp. and Helix Wind, Inc., he or she will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Parent, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”).

Notwithstanding anything contained herein to the contrary, the undersigned shall be permitted to exercise or convert any convertible Securities into another Security of the Parent, pursuant to the terms of such convertible Security and to transfer Securities to (i) the parents, grandparents, brothers, sisters, descendants (whether natural or adopted) and spouse of the undersigned; (ii) any trust created solely for the benefit of any individual described in clause (i) above; (iii) any executor or administrator for any of the individuals or their respective estates described in clauses (i) and (ii) above; (iv) any partnership or limited liability company solely of the individuals described in clauses (i) through (iii) above; (v) any tax exempt corporate foundation created by any of the persons or entities described in clauses (i) through (iv) above exclusively engaged in charitable purposes or a tax exempt corporation; and (vi) any corporation or other entity in which all of the share capital or other equity interests are owned solely by the undersigned and/or any of the individuals described in clause (i) above, provided that, in all cases, the transferee shall hold such Securities subject to all of the terms and conditions of this agreement, and shall, as a condition of receiving such Securities, execute and deliver documentation requested by Parent confirming that they shall be bound by this agreement

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Parent’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned.

Dated:  February 11, 2009

__________________________________________________________
Name: __________________________
Number of Shares: __________________________